EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 10, 2003, in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-103262) and related Prospectus of Hilb, Rogal and Hamilton Company for the Registration of $50,000,000 of its Deferred Compensation Obligations and Common Stock.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 24, 2003